Exhibit 99.1

PRESS RELEASE | September 11, 2023 | NASDAQ: PLL

GHANA SOVEREIGN WEALTH FUND TO INVEST IN EWOYAA PROJECT

•	The Minerals Income Investment Fund of Ghana to acquire 6% interest in Ewoyaa for $27.9 million
•	The sovereign wealth fund’s investment is a significant endorsement of the Ghanaian hard-rock lithium project
•	Investment and ongoing contributions by MIIF to reduce capex investments equally for Piedmont and Atlantic Lithium
•	MIIF also to subscribe for approximately 3% of Atlantic Lithium’s listed shares for $5 million
•	Mining lease discussions advance with the Minerals Commission of Ghana, with an expected lease approval within 2023

BELMONT, North Carolina, September 11, 2023 – Piedmont Lithium (“Piedmont” or the “Company”) (Nasdaq: PLL; ASX: PLL), a leading global supplier of lithium resources critical to the U.S. electric vehicle supply chain, today announced that the Minerals Income Investment Fund of Ghana (“MIIF”) has agreed to invest $27.9 million to acquire a 6% stake in the Ewoyaa Lithium Project (“Ewoyaa” or the “Project”) and an additional $5 million in Piedmont partner Atlantic Lithium Limited (“Atlantic”) (AIM: ALL, ASX: A11). MIIF’s project-level funding is expected to go directly toward Project development costs, with MIIF also contributing 6% of exploration and development costs within Atlantic’s Ghanaian portfolio on an ongoing basis.

Piedmont owns a 9% equity interest in Atlantic. In August, the Company announced that it will acquire a 22.5% interest in Ewoyaa, subject to government approvals, as part of its agreement to earn a 50% equity interest in Atlantic’s Ghanaian portfolio. To earn an additional 27.5% interest in Ewoyaa, Piedmont has committed to fund the first $70 million of project capex and share additional capital costs with Atlantic on an equal basis.

MIIF’s $27.9 million investment and ongoing contribution of 6% of development costs will reduce Piedmont and Atlantic’s capital contributions equally for the construction of Ewoyaa. The MIIF investment also will reduce Piedmont and Atlantic’s effective Project interests to 47% each before the Ghanian government’s free carried interest in the Project. Piedmont expects to fund its share of Ewoyaa capex through cash flow from its North American Lithium joint venture in Quebec, Canada.

Importantly, Piedmont will maintain its offtake agreement to purchase 50% of lithium concentrate production at Ewoyaa on a life-of-mine basis using a market-based pricing mechanism. This offtake is being planned as feedstock for Piedmont’s proposed 30,000 metric ton per year lithium hydroxide conversion facility in Tennessee.

Piedmont Lithium Chief Operating Officer and Atlantic Lithium Board Member Patrick Brindle said the investment agreement is a strong signal of the Ghanaian government’s confidence in Ewoyaa. “The investment by MIIF and the significant endorsement this funding represents will further de-risk the Ewoyaa project. We believe MIIF’s investment is a validation of both the work completed to date by our partners and the commitment of the Ghanaian government to support diversified mining development as the Project advances toward mining lease approval expected later in 2023 and targeted first production in the second half of 2025,” he said. “Ewoyaa is a core project for Piedmont Lithium, and we welcome MIIF’s support as an equity partner in this important development.”

ANTIC LITHIUM
42
ATLANTIC LITHIUM
ATLANTIC LITHIUM
30
RTABLE PPB

Figure 1: Piedmont Lithium President and CEO Keith Phillips joins Atlantic Lithium, MIIF, and Ghanaian officials as the strategic partnership is announced.

Investors should note that, at this stage, the agreement between Atlantic and MIIF is non-binding, and, therefore, there can be no certainty that an investment by MIIF will be concluded.

The statements in the link below were prepared by, and made by, Atlantic. The following disclosures are not statements of Piedmont and have not been independently verified by Piedmont. Atlantic is not subject to U.S. reporting requirements or obligations, and investors are cautioned not to put undue reliance on these statements. Atlantic’s original announcement can be found here.

For further information, contact:

Erin Sanders	Christian Healy/Jeff Siegel
SVP, Corporate Communications &	Media Inquiries
Investor Relations	E: Christian@dlpr.com
T: +1 704 575 2549	E: Jeff@dlpr.com
E: esanders@piedmontlithium.com

About Piedmont Lithium
Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium and Tennessee Lithium projects in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). These geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage. For more information, follow us on Twitter @PiedmontLithium and visit www.piedmontlithium.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development construction and production activities of Sayona Mining, Atlantic Lithium and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; Piedmont’s potential acquisition of an ownership interest in Ewoyaa; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining or Atlantic Lithium may be unable to commercially extract mineral deposits, (ii) that Piedmont’s, Sayona Mining’s or Atlantic Lithium’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this press release and actual events, results, performance and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.